UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2018
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure.

On February 21, 2018, Weatherford International plc (the “Company”) announced that Weatherford International Ltd., a Bermuda exempted company and an indirect, wholly owned subsidiary of the Company, commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its 9.625% senior notes due 2019. The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase and related notice of guaranteed delivery dated February 21, 2018. A copy of the press release related to the Tender Offer is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Additionally, on February 21, 2018, Weatherford International, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company, announced that it had commenced a private placement (the “Notes Offering”) of $600 million in aggregate principal amount of senior notes due 2025. A copy of the press release related to the Notes Offering is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated February 21, 2018, relating to the Tender Offer.
99.2	Press release, dated February 21, 2018, relating to the Notes Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: February 21, 2018
/s/ Christoph Bausch
Christoph Bausch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated February 21, 2018, relating to the Tender Offer.
99.2	Press release, dated February 21, 2018, relating to the Notes Offering.